SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2005

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     The Board of Directors of Waste Management, Inc. (the “Company”), at a meeting held on August 19, 2005, accepted the resignation of board member Robert S. “Steve” Miller. Mr. Miller is leaving the Company in order to concentrate on his recently announced position as Chairman and Chief Executive Officer of Delphi Corporation. Mr. Miller has been a member of the Board of Directors of the Company or one of its predecessors since 1997. He acted as interim Chief Executive Officer of Waste Management Holdings, Inc., which was acquired by the Company in July 1998, from October 1997 until the acquisition, at which time he became Non-Executive Chairman of the Board of the Company. Mr. Miller held that post until May 1999. Mr. Miller also acted as interim Chief Executive Officer and Chairman of the Board of the Company from August to November of 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: August 22, 2005	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker, Senior Vice President